Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Results for Three Months Ended September 30, 2009 Investor Relations Contact: Donald Ramon, 404-439-3228 Media Relations Contact: Bill Hensel, 404-479-2886

Atlanta, November 5, 2009 --- Invesco Mortgage Capital Inc. (NYSE: IVR) today reported net income of $7.2 million or $0.70 per share (basic and diluted) for the quarter ended September 30, 2009. On October 13, 2009, the Company declared a dividend of $0.61 per share to be paid on November 12, 2009. The quarter ended September 30, 2009 was the first quarter of operations after the funding of the initial public offering (“IPO”) on July 1, 2009.

“We are very pleased with the portfolio we have acquired during our first quarter of operations,” said Richard J. King, Invesco Mortgage Capital Inc. President and Chief Executive Officer. “We believe that the strong earnings and dividend declared demonstrates our ability to effectively execute our strategy. We are dedicated to credit analysis, asset selection and striving to obtain the best financing sources.”

($ in millions, except per share amounts)
Q3 ‘09
Average Earning Assets	$870.9
Average Borrowed Funds	662.5
Average Equity	209.0

Interest Income	11.0
Interest Expense	2.1
Net Interest Income	8.9
Operating Expenses	1.7
Net Income	7.2

Portfolio Yield	5.04%
Cost of Funds	1.25%
Debt to Equity Ratio	3.2

                                                                                                                     Invesco Mortgage Capital Inc.

                                                                                                                     Two Peachtree Pointe

                                                                                                                      1555 Peachtree Street, N.E.

                                                                                                                      Atlanta, GA 30309

                                                                                                                       Telephone: 404-479-1095

Average Return on Equity	13.73%
Book Value per Share (Diluted)	$20.90
EPS (Basic and Diluted)	$0.70
Dividend	$0.61

Financial Summary

During the third quarter, the Company completed deployment of the equity raised during its IPO. As of September 30, 2009, the total portfolio was $881.9 million consisting of $694.1 million Agency Residential Mortgage-Backed Securities (“RMBS”), $104.4 million Non-agency RMBS and $83.4 million Commercial Mortgage-Backed Securities (“CMBS”).

The average and period end portfolio yields were 5.04% and 5.86% respectively. The increase in yield at period end compared to the average for the quarter was primarily due to the time needed to acquire the portfolio after the IPO.

During the quarter, prepayment speeds remained relatively contained given the level of mortgage rates, as home equity constraints and more stringent underwriting continue to negate the impact of lower mortgage rates. The Company’s 15-year Agency RMBS had a 3-month constant prepayment rate (“CPR”) of 10.8, versus 16.4 for bonds with similar characteristics. The 30-year Agency RMBS portfolio had a 3-month CPR of 16.0 compared to bonds with similar characteristics coming in at 23.9. The Company’s Agency Hybrid Adjustable Rate Mortgage (“ARM”) position prepaid at a 20.5 CPR. The Non-Agency RMBS position paid at a 3-month CPR of 16.4, as voluntary prepayments remain slightly faster than Company expectations. For CMBS positions, the Company had no prepayment of principal. Overall, the weighted average 3-month CPR on the portfolio was 13.7.

The Company financed the portfolio with a combination of $615.0 million in repurchase agreements secured by Agency RMBS and $64.8 million in borrowings under the Federal Reserve’s Term Asset-Backed Securities Lending Facility (“TALF”). For the quarter, our average borrowed funds were $662.5 million and the average and period end cost to finance were 1.25% and 1.48% respectively. The difference between the average and period end financing costs were primarily due to the timing of repurchase agreement financing as the portfolio was acquired after the IPO and the timing of $375.0 million in cash flow hedges acquired during the quarter.

The Company had operating expenses of $1.7 million which consisted of the external management fee ($0.8 million) and other operating expenses ($0.9 million) primarily related to professional fees and insurance.

The net income for the third quarter was $7.2 million which represented a return on equity of 13.73%.

On October 13, 2009, the Company declared a dividend of $0.61 per share payable on November 12, 2009 to shareholders of record on October 23, 2009.

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About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Institutional (N.A.), Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management company. Additional information is available at www.invescomortgagecapital.com.

Earnings Call

Members of the investment community and general public are invited to listen to the conference call today, Thursday, November 5, 2009, at 10:00 a.m. ET, by calling one of the following numbers: 1-800-920-5526 for US and Canada or 1-212-231-2914 for international callers. An audio replay will be available until 12:00 am ET on December 6, 2009 by calling 800-633-8284 (North America), enter reservation # 21441114, or, 402-977-9140 (International), enter reservation # 21441114. The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. Forward-looking statements also include statements regarding mortgage market opportunities and challenges, the effect of future government actions on the mortgage market, the unlikely continuation of seasonal improvement in residential housing, risks that we may face in the fourth quarter of 2009 and our strategy to maintain our portfolio yield, protect long-term yield, and control financing costs. In addition, words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “forecast,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our registration statement on Form S-11 and subsequent Forms 10-Q, filed with the Securities and Exchange Commission.

You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

$ in thousands, except per share data	For the Three Months Ended September 30, 2009	For the Three Months Ended September 30, 2008	For the Nine Months Ended September 30, 2009	Period from June 5, 2008 (Date of Inception) to September 30, 2008
Revenues
Interest income	10,983	—	10,983	—
Interest expense	2,070	—	2,070	—
Net interest income	8,913	—	8,913	—

Other Income (loss) Unrealized loss on interest rate swaps	(13)	—	(13)	—
Total other income (loss)	(13)	—	(13)	—

Expenses
Management fee – related party	753	—	753	—
General and administrative	245	10	349	10
Insurance	354	—	369	—
Professional Fees	375	—	388	—
Total expenses	1,727	10	1,859	10
Net income (loss)	7,173	(10)	7,041	(10)
		—
Net income (loss) attributable to non-controlling interest	970	—	970	—
Net income (loss) attributable to Invesco Mortgage Capital Inc. common shareholders	6,203	(10)	6,071	(10)
Earnings per share:
Net income attributable to Invesco Mortgage Capital Inc. common shareholders (basic/diluted)	0.70	NM	NM	NM
Weighted average number of shares of common stock:
Basic	8,886
Diluted	10,311

NM = not meaningful

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

$ in thousands, except per share amounts
ASSETS	September 30, 2009	December 31, 2008
	(Unaudited)
Mortgage-backed securities, at fair value	881,938	—
Cash	5,691	1
Receivable for unsettled securities	4,128	—
Accrued interest receivable	3,893	—
Prepaid insurance	1,034	—
Deferred offering costs	—	978
Restricted cash	9,158	—
Other assets	254	—
Total assets	906,096	979

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	614,962	—
TALF financing	64,807	—
Derivative liability, at fair value	5,513	—
Payable for investment securities purchased	1,625	—
Accrued interest payable	541
Accounts payable and accrued expenses	1,373	—
Due to affiliate	1,755	1,000
Total liabilities	690,576	1,000

Invesco Mortgage Capital Inc. Shareholders’ equity:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 8,886,300 shares issued and outstanding	89	—
Additional paid in capital	172,519	1
Accumulated other comprehensive income	6,369	—
Retained earnings (accumulated deficit)	6,049	(22)
Total Invesco Mortgage Capital Inc. shareholders’ equity	185,026	(21)

Non-controlling interest	30,494	—
Total equity	215,520	(21)

Total liabilities and shareholders’ equity	906,096	979

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s mortgage-backed securities portfolio as of September 30, 2009:

$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain/ (Loss)	Fair Value	Net Weighted Average Coupon (1)	Average Yield (2)
Agency RMBS:
15 year fixed-rate	264,787	9,653	274,440	2,786	277,226	4.83%	3.77%
30 year fixed-rate	221,764	14,732	236,496	634	237,130	6.43%	4.46%
ARM	10,335	233	10,568	(276)	10,292	2.72%	2.34%
Hybrid ARM	138,771	6,628	145,399	85	145,484	5.08%	4.08%
Total Agency	635,657	31,246	666,903	3,229	670,132	5.41%	4.06%
MBS-CMO	22,313	1,116	23,429	620	24,049	6.50%	4.23%
Non-Agency MBS	159,200	(63,129)	96,071	8,314	104,385	4.34%	18.45%
CMBS	87,272	(4,627)	82,645	727	83,372	5.13%	6.24%
Total	904,442	(35,394)	869,048	12,890	881,938	5.22%	5.86%

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(1) WAC is presented net of servicing and other fees.
(2) Average yield incorporates future prepayment and loss assumptions